Exhibit 99.1

FOR IMMEDIATE RELEASE

      GABLES PRE-ANNOUNCES POSITIVE EARNINGS FOR FIRST QUARTER 2003

BOCA RATON, FLORIDA – April 23, 2003 - GABLES RESIDENTIAL (NYSE: GBP) (the “Company”) today announced that it expects funds from operations (“FFO”) per diluted share for the first quarter of 2003, which ended on March 31, 2003, to exceed current consensus First Call estimates by $0.04 to $0.05.  The Company’s previous guidance for FFO per diluted share was $0.60 to $0.62 and current consensus First Call estimates are $0.60.  The Company indicated that its performance is due primarily to better than expected results from property operations.

Net income per diluted share for the first quarter of 2003 is expected to be $0.37 to $0.38, compared to previous Company guidance of $0.17 to $0.41.  The Company’s expected net income per share for the quarter includes $0.17 of gain on sale from the previously reported sale of Gables Green Oaks, a community comprised of 300 apartment homes located in Dallas.

Below is a reconciliation on a diluted per share basis of expected net income to expected FFO for the first quarter of 2003:

	Range
	Low-End	High-End
Expected net income	$0.37	$0.38
Add: Expected real estate asset depreciation and amortization	0.44	0.44
Less: Expected gain on sale of previously depreciated operating real estate assets	-0.17	-0.17
Expected FFO	$0.64	$0.65

On April 7, 2003, the Company announced that its first-quarter 2003 earnings would be released at the close of the market on Wednesday, May 14, 2003.  The Company intends to address guidance for FFO and net income for the full year of 2003 in such release.

The earnings release will be available on Gables Residential's website at www.gables.com.  Please click on "Investor/Company Info," then on "Investor Information."   On the pull-down menu for "Financial Information," click on "Earnings Releases."  Or you may go directly to this web address: www.gables.com/earningsrelease.

The Company will host a conference call the following day, Thursday, May 15, 2003 at 11:00 a.m. Eastern Time.  Gables executives will discuss first-quarter earnings, current activity and the local multi-family markets.

The conference call will be open to the public and will also be broadcast live on the Internet via Gables Residential's website at www.gables.com/webcasts. Those listening by phone should call in 5-10 minutes before conference time to (800) 299-7635 and request the Gables Residential first-quarter earnings call or use the passcode 5084446.  International callers or those in the 617 area code should call (617) 786-2901.

A playback will be available from 3:00 p.m. Eastern Time on Thursday, May 15, 2003 until midnight on Friday, May 23, 2003.  US/Canada participants should call (888) 286-8010.  International callers or those in the 617 area code should call (617) 801-6888.  The Gables playback code is 5084446.  The playback can also be accessed for 12 months following the conference call via Gables Residential's website at www.gables.com/webcasts.

FFO

The Company considers FFO to be a useful performance measure of its operating performance because FFO, together with net income and cash flows, provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unitholders.  The Company calculates FFO based on the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  The Company’s calculation of FFO may not be comparable to FFO reported by other real estate investment trusts (“REITs”) due to the fact that not all REITs use the same definition.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or an alternative to cash flows as a measure of liquidity.  FFO does not measure whether cash flow is sufficient to fund all of the Company’s cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unitholders.  Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect" and similar expressions that do not relate solely to historical matters identify forward-looking statements.

Forward-looking statements in this release include, without limitation, statements relating to: the Company’s ability to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index and the Company’s ability to achieve its expectations for first quarter 2003 earnings.  Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied.  Factors that may cause such a variance include, among others:  local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's current and proposed markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell properties on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements.

About Gables

With a mission of Taking Care of the Way People Live®, Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multi-family communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods™(“EPNs”), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company currently manages 41,461 apartment homes in 154 communities, owns 81 communities with 22,765 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas, Tampa and Washington, DC and has an additional 13 communities with 3,507 apartment homes under development or lease-up.   For further information, please contact the Company at (561) 997-9700 or (770) 436-4699 or access Gables Residential's website at www.gables.com.

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